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January 18, 2006                                  Contact: Charles J. Viater
                                                              President/CEO

                 MFB Corp. ANNOUNCES FIRST QUARTER EARNINGS AND
                          QUARTERLY DIVDEND DECLARATION

Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial (the "Bank"), reported today its consolidated financial results on an unaudited basis of $1.2 million, or $0.84 diluted earnings per share for the three months ended December 31, 2006 an increase from the net loss of $397,000 or $0.29 diluted loss per share, for the three months ended December 31, 2005.

Charles J. Viater, President and CEO, stated "The Bank benefited this quarter from the recovery of loan losses and a partial settlement from the WorldCom class action law suit. Despite the challenging rate environment, we remain focused on the continued growth of loans and deposits."

In addition, Mr. Viater announced today that the Board of Directors has declared a cash dividend of $0.165 per share of common stock for the quarter ended December 31, 2006. The dividend is payable on February 13, 2007 to holders of record on January 30, 2007.


MFB Corp's net interest income before provision for loan losses for the three month period ended December 31, 2006 was $3.1 million compared to $3.5 million for the same period last year. The decrease was primarily due to an increase in interest expense on deposits partially offset by a reduction of FHLB advances and other borrowings interest expense. Interest expense on deposits increased to $2.6 million for the quarter ended December 2006 compared to $2.1 million for the quarter ended December 2005, while expense for borrowings declined to $1.5 million from $1.6 million for the comparable periods. Total interest income earned was $7.1 million for the quarter ended December 2006 and $7.2 million for the same quarter in 2005.

MFB recorded a recovery of loan losses of $1.1 million for the quarter ended December 31, 2006 compared to a provision of $2.1 for the same period last year. The recovery during the quarter ended December 31, 2006 was predominantly related to the repayment of two commercial loans which previously had significant allowance for loan losses allocations. The provision during the first quarter ended December 31, 2005 was primarily related to management's assessment of a commercial loan (which is the larger of the two loans discussed above) to a business experiencing difficulties with inventory management, trade accounts receivable collections, financial reporting, and operating cash flow. This loan is primarily secured by inventory and accounts receivable. During the first quarter ended December 31, 2005, the Bank updated the analysis of the value of this collateral, completed an assessment of the reliability and adequacy of accounting systems and evaluated the most recent financial performance of the business and determined that an additional charge to earnings in the amount of $2.3 million ($1.4 million net of tax) for this loan was necessary. The percentage of non-performing assets to total loans decreased from 2.18% at September 30, 2006 to 1.90% at December 31, 2006.

Noninterest income totaled $1.6 million for both quarters ending December 31, 2006 and 2005. In the quarter ended December 31, 2006, MFB recorded a gain on securities of $361,000 as a partial settlement on a WorldCom class action suit; an impairment of $49,000 was recorded for the valuation of mortgage servicing assets in the current quarter while in the prior year period a recovery of $167,000 was recorded for the valuation of mortgage servicing rights.

Noninterest expense increased to $4.2 million for the quarter ended December 31, 2006 from $3.9 million for the quarter ended December 31, 2005. The increase was primarily from increased salaries and employee benefits as well as an increase in marketing and business development expenses.

The Company's total assets were $501.9 million as of December 31, 2006 compared to $496.1 million as of September 30, 2006. Cash and cash equivalents increased from $16.3 million at September 30, 2006 to $21.7 million at December 31, 2006. As of December 31, 2006 total securities available for sale were $53.0 million, a decrease of $5.4 million from $58.4 million at September 30, 2006.

Loans receivable increased from $379.2 million at September 30, 2006 to $383.3 million at December 31, 2006. Mortgage loans increased by $900,000 from $199.2 million at September 30, 2006 to $200.1 million at December 31, 2006. Commercial loans outstanding increased slightly from $134.4 million at September 30, 2006 to $134.9 million at December 31, 2006. Consumer loans, including home equity and second mortgages, increased by $2.6 million during the three month period.

During the first quarter ended December 31, 2006, the Company completed secondary market mortgage loan sales totaling $2.1 million and the net gains realized on these loan sales were $51,000 including $26,000 related to recording mortgage servicing rights. During the quarter ended September 30, 2006, the Company completed secondary market mortgage loan sales totaling $2.3 million and the net gains realized on these loan sales were $49,000 including $29,000 related to recording mortgage servicing rights.

The allowance for loan losses at December 31, 2006 was $5.7 million or 1.48% of loans compared to $7.2 million or 1.91% of loans at September 30, 2006. For the first quarter ended December 31, 2006, net charge-offs were $439,000 compared to $37,000 net charge-offs for the quarter ended September 30, 2006.

Total liabilities increased by $4.8 million, from $457.1 million at September 30, 2006 to $461.9 million at December 31, 2006. The bank's noninterest-bearing demand deposits increased $3.2 million, and time deposits increased $3.2 million; and were offset in part by a decrease in savings and NOW deposits of $1.9 million. Advances from the FHLB increased slightly to $98.0 million at December 31, 2006, from $97.1 million at September 30, 2006.

Total shareholders' equity increased by $1.2 million to $40.1 million at December 31, 2006 compared to $38.9 million at September 30, 2006. The book value of MFB Corp. stock also increased, from $29.48 at September 30, 2006 to $30.29 at December 31, 2006.


 MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart counties and private client services to the Indianapolis market through its office in Hamilton County. For more information, go to www.mfbbank.com.

                            MFB CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                    December 31, 2006 and September 30, 2006
                     (in thousands except share information)

                                                                                             December 31,         September 30,
                                                                                                 2006                 2006
                                                                                           -----------------    ------------------
                                                                                           -----------------    ------------------
Assets
Cash and due from financial institutions                                                         $   11,669             $  13,318
Interest-bearing deposits in other financial institutions - short term                               10,030                 2,971
                                                                                           -----------------    ------------------
     Total cash and cash equivalents                                                                 21,699                16,289

Securities available for sale                                                                        52,958                58,383
FHLB Stock and other investments                                                                     10,415                10,939

Loans held for sale                                                                                     675                     -

Mortgage loans                                                                                      200,122               199,194
Commercial loans                                                                                    134,946               134,414
Consumer loans                                                                                       48,214                45,614
                                                                                           -----------------    ------------------
                                                                                           -----------------    ------------------
     Loans receivable                                                                               383,282               379,222
     Less: allowance for loan losses                                                                (5,663)               (7,230)
                                                                                           -----------------    ------------------
          Loans receivable, net                                                                     377,619               371,992

Premises and equipment, net                                                                          19,347                19,477
Mortgage servicing rights                                                                             2,241                 2,366
Cash surrender value of life insurance                                                                6,296                 6,237
Goodwill                                                                                              1,970                 1,970
Other intangible assets                                                                               1,602                 1,699
Other assets                                                                                          7,114                 6,720
                                                                                           -----------------    ------------------
          Total Assets                                                                           $  501,946      $        496,072
                                                                                           =================    ==================
Liabilities and Shareholders' Equity
Liabilities
     Deposits
          Noninterest-bearing demand deposits                                                    $   33,222            $   30,031
          Savings, NOW and MMDA deposits                                                            127,296               129,233
          Time deposits                                                                             190,213               186,979
                                                                                           -----------------    ------------------
               Total deposits                                                                       350,731               346,243

     FHLB advances                                                                                   97,970                97,053
     Loans from correspondent banks                                                                   4,500                 4,500
     Subordinated debentures                                                                          5,000                 5,000
     Accrued expenses and other liabilities                                                           3,650                 4,337
                                                                                           -----------------    ------------------
          Total liabilities                                                                         461,851               457,133

Shareholders' equity
     Common stock, no par value: 5,000,000 shares authorized;
          shares issued: 1,689,417 - 12/31/06 and 09/30/06;
          shares outstanding: 1,323,771 - 12/31/06 and 1,320,844 - 09/30/06                          12,466                12,421
     Retained earnings - substantially restricted                                                    36,413                35,479
     Accumulated other comprehensive income (loss),
          net of tax of ($96) - 12/31/06 and ($176) - 09/30/06                                                              (341)
                                                                                                (186)
     Treasury stock: 365,646 common shares - 12/31/06 and                                           (8,598)               (8,620)
           368,573 common shares - 09/30/06, at cost
                                                                                           -----------------    ------------------
          Total shareholders' equity                                                                 40,095                38,939
                                                                                           -----------------    ------------------
          Total Liabilities and Shareholders' equity                                             $  501,946            $  496,072
                                                                                           =================    ==================

                             MFB CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                  Three Months Ended December 31, 2006 and 2005
                   (in thousands except per share information)

                                                                                                Three Months Ended
                                                                                                                      December 31,
                                                                                                2006                  2005
                                                                                          ------------------    -----------------
                                                                                          ------------------    -----------------
Interest income
    Loans receivable, including fees                                                             $    6,307      $         6,042
    Securities - taxable                                                                                740                  773
    Other interest-bearing assets                                                                        65                  350
                                                                                          ------------------    -----------------
                                                                                          ------------------    -----------------
          Total interest income                                                                       7,112                7,165
Interest expense
    Deposits                                                                                          2,581                2,064
    FHLB advances and other borrowings                                                                1,471                1,644
                                                                                          ------------------    -----------------
          Total interest expense                                                                      4,052                3,708
                                                                                          ------------------    -----------------
                                                                                          ------------------    -----------------
Net interest income                                                                                   3,060                3,457
Provision for (recovery of) loan losses                                                             (1,128)                2,055
                                                                                          ------------------    -----------------
                                                                                          ------------------    -----------------
Net interest income after provision for                                                               4,188                1,402
     (recovery of) loan losses

Noninterest income
     Service charges on deposit accounts                                                                851                  865
     Trust fee income                                                                                   111                  100
     Insurance commissions                                                                                8                   48
     Net realized gains from sales of loans                                                              51                   85
     Mortgage servicing asset recovery (impairment)                                                    (49)                  167
     Net gain (loss) on securities available for sale                                                   361                    -
     Other income                                                                                       288                  290
                                                                                          ------------------    -----------------
                                                                                          ------------------    -----------------
          Total noninterest income                                                                    1,621                1,555
Noninterest expense
     Salaries and employee benefits                                                                   2,112                1,962
     Occupancy and equipment expenses                                                                   801                  796
     Professional and consulting fees                                                                   218                  162
     Data processing expense                                                                            207                  214
     Other expense                                                                                      878                  777
                                                                                          ------------------    -----------------
                                                                                          ------------------    -----------------
          Total noninterest expense                                                                   4,216                3,911

Income (loss) before income taxes                                                                     1,593                (954)
Income tax expense (benefit)                                                                            442                (557)
                                                                                          ------------------    -----------------
                                                                                          ------------------    -----------------
Net income (loss)                                                                           $         1,151      $         (397)
                                                                                          ==================    =================
                                                                                          ==================    =================

Basic earnings (loss) per common share                                                     $           0.87        $      (0.29)
Diluted earnings (loss) per common share                                                   $           0.84                    $
                                                                                                                          (0.29)

Cash dividends declared                                                                          $    0.165            $   0.135
